Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2017

Subsidiaries of PacWest Bancorp:	State:
Pacific Western Bank	California
CapitalSource TRS LLC	Delaware
Community (CA) Capital Statutory Trust II	Connecticut
Community (CA) Capital Statutory Trust III	Delaware
FCB Statutory Trust I	Delaware
First California Capital Trust I	Delaware
First Community Bancorp	California
FIRST COMMUNITY BANCORP/CA STATUTORY TRUST VII	Delaware
First Community/CA Statutory Trust V	Connecticut
First Community/CA Statutory Trust VI	Delaware
CSE Mortgage LLC	Delaware
(N111HZ)	Utah
8500 West 151st Street CRE LLC	Delaware
5081 Bolivar Road SBL LLC	Delaware
75 North Main Street SBL LLC	Delaware
825 Spring Garden Drive SBL LLC	Delaware
6824 Oak Crest Drive West SBL LLC	Delaware
ACL (7/99) Connecticut Statutory Trust	Connecticut
BFI Business Finance	California
CapitalSource CF LLC	Delaware
CapitalSource Finance LLC	Delaware
CapitalSource Funding LLC	Delaware
CapitalSource International LLC	Delaware
CapitalSource Real Estate Loan LLC, 2006-A	Delaware
CapitalSource Trust Preferred Securities 2005-1	Delaware
CapitalSource Trust Preferred Securities 2005-2	Delaware
CapitalSource Trust Preferred Securities 2006-1	Delaware
CapitalSource Trust Preferred Securities 2006-2	Delaware
CapitalSource Trust Preferred Securities 2006-3	Delaware
CapitalSource Trust Preferred Securities 2006-4	Delaware
CapitalSource Trust Preferred Securities 2006-5	Delaware
CapitalSource Trust Preferred Securities 2007-2	Delaware
Cheron Holdings LLC	Delaware
Chestnut Assets, LLC	California
Coastline Golf Holdings Corp.	California
Coastline Michigan LLC	Michigan
Coastline Ohio LLC	Ohio
Coastline RE Holdings Corp.	California
Coastline RE Holdings Moorpark Corp.	California
Coastline RE Holdings NV Corp.	Nevada

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2017

CRE Assets, LLC	California
CS CF Equity I LLC	Delaware
CS Equity II LLC	Delaware
CS Equity III LLC	Delaware
CS Equity Investments LLC	Delaware
CS Gull Lake Holdings LLC	Delaware
CS Linton Oaks Holdings LLC	Delaware
CS SBA Servicing LLC	Delaware
CSB 465 US Highway 31 DPC Holdings LLC	Delaware
CSB HG	Delaware
CSB SBL 380 Route 303 DPC Holdings LLC	Delaware
CSE Equity Holdings LLC	Delaware
CSE Owned LLC	Delaware
October 15, 1999 Trust	Connecticut
Square 1 Asset Management, Inc.	North Carolina
Square 1 Venture 1, L.P.	Delaware
Square 1 Venture Management 1, L.P.	Delaware
Square 1 Ventures, LLC	Delaware
Stone Eagle Golf Holdings Corp.	California
Valley Oaks Financial Corporation	California
Wendy Road Office Development, LLC	California
1246 East Turin Avenue CRE LLC	Delaware
2425 West Fifth Street CRE LLC	Delaware
Hacienda Huntington CRE LLC	Delaware
248 East White Horse Pike SBL LLC	Delaware
2025 East Pontiac Way LLC	Delaware
Palace and Jetty CRE LLC	Delaware
190 Country Club Drive CRE LLC	Delaware
10790 Civic Center Drive CRE LLC	Delaware
7530 Highway 65 SBL LLC	Delaware
749 West Main Street SBL LLC	Delaware
SC Financial	California
Premier Commercial Statutory Trust II	Connecticut
Premier Commercial Statutory Trust III	Connecticut
Premier Commercial Bancorp Trust I	Delaware
R4 OPCA Acquisition LLC	Delaware
Oak Park 3, LP	California
1227 Alma Street CRE LLC	Delaware
1238 Green Lane CRE LLC	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2017

2002 Garnet Avenue CRE LLC	Delaware
28991 Gromer Avenue CRE LLC	Delaware
31250 Cedar Valley Drive CRE LLC	Delaware
7558 Trade Street CRE LLC	Delaware
86-100 Avenue 54 CRE LLC	Delaware
10700 West Jefferson Avenue SBL LLC	Delaware
1602 East Central Boulevard SBL LLC	Delaware
2015 East Marshall Avenue SBL LLC	Delaware
2030 Main Street SBL LLC	Delaware
3889 Highway 69 North SBL LLC	Delaware
460 West 9th Street SBL LLC	Delaware
4635 North Black Canyon Highway SBL LLC	Delaware
808 West Bartlett Road SBL LLC	Delaware
1602 Medical Parkway SBL LLC	Delaware